Exhibit 99.1

Eagle Bulk Shipping Announces Acquisition of SDARI-64

Ultramax Newbuilding Vessel

STAMFORD, Conn. November 14, 2016 -- Eagle Bulk Shipping Inc. (Nasdaq: EGLE) (the "Company" or “Eagle Bulk”) today announced that it has acquired a resale 2017-built 64,000 deadweight SDARI-64 Ultramax dry bulk vessel constructed at Chengxi Shipyard Co., Ltd. The vessel is scheduled to be delivered to the Company in January 2017, and will be named the M/V Singapore Eagle.

Including the acquisition of the M/V Stamford Eagle, which was announced last week, the Eagle Bulk fleet will consist of 42 owned vessels.

About Eagle Bulk Shipping

Eagle Bulk Shipping Inc. is a Marshall Islands corporation headquartered in Stamford, Connecticut. Eagle owns one of the largest fleets of Supramax dry bulk vessels in the world. Supramax vessels, which are constructed with on-board cranes, range in size from approximately 50,000 to 65,000 dwt. The Company transports a broad range of major and minor bulk cargoes, including but not limited to coal, grain, ore, pet coke, cement and fertilizer, along worldwide shipping routes.

Forward-Looking Statements

Matters discussed in this release may constitute forward-looking statements. Forward-looking statements reflect management's current expectations and observations with respect to future events and financial performance. Where the Company expresses an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, the Company's forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed, projected, or implied by those forward-looking statements. The Company's actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including changes in the Company’s financial resources and operational capabilities and as a result of certain other factors listed from time to time in the Company's filings with the U.S. Securities and Exchange Commission. The Company disclaims any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Company Contact

Frank De Costanzo

Chief Financial Officer

Eagle Bulk Shipping Inc.

Tel. +1 203-276-8100

Media and Investor Contact

Jonathan Morgan or Alex Hinson

Perry Street Communications

214-965-9955

eagle@perryst.com